SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

INFANTLY AVAILABLE, INC.

(Exact name of Company as specified in its charter)

Nevada	333-178788	33-1222494
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5694 Mission Center Road, Suite 602-660, San Diego, CA, 92108-4312
(Address of principal executive offices)
(702) 664-6472
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFANTLY AVAILABLE, INC.

Form 8-K

Current Report

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

On August 5, 2014, Infantly Available, Inc., a Nevada corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada. As a result of the Certificate of Amendment, the Company has, among other things, (i) changed its name to “IFAN Financial, Inc.”, and (ii) authorized a forward split (the “Forward Split”) of its issued and authorized common shares, whereby every One (1) old share of common stock will be exchanged for One Hundred Forty (140) new shares of the Company's common stock. As a result, once the Forward Split is declared effective by the Financial Industry Regulatory Authority (“FINRA”), the issued and outstanding shares of common stock will increase from Five Hundred Seventy One Thousand One Hundred Forty Three (571,143) common shares prior to the Forward Split to Seventy Nine Million Nine Hundred Sixty Thousand Twenty (79,960,020) common shares following the Forward Split.  Fractional shares will be rounded upward. The Forward Split shares are payable upon the surrender of certificates to the Company's transfer agent.

The Forward Split and name change become effective with the Over-the-Counter Bulletin Board at the opening of trading on September 3, 2014 under the symbol “IFANd”.  The “d” will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “IFAN”. Our new CUSIP number is 45672P 106.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFANTLY AVAILABLE, INC. Date: September 2, 2014 By: /s/ J. Christopher Mizer J. Christopher Mizer President & CEO